UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

September 16, 2024

GT Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-40023 (Commission File Number)	94-1620407 (IRS Employer Identification No.)

N/A

(Address of Principal Executive Offices and zip code)

(415) 919-4040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	GTBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 16, 2024, Dr. Jeffrey Miller ceased serving as the Registrant’s Consulting Chief Medical Officer and Consulting Chief Scientific Officer and commenced service as the Registrant’s Consulting Senior Medical Director. Dr. Miller’s title change is commensurate with his role with the Registrant and is responsive to a request from the University of Minnesota, Dr. Miller’s employer, to align with the University’s policies regarding conflicts of interest given the impending conduct of the Phase I clinical trial of the Registrant’s GTB-3650 compound at the University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

Date: September 16, 2024	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer